Filed Pursuant to Rule 424(b)(3) and Rule 424(c)
Registration No. 333-166264
This prospectus supplement is being filed solely to correct a typographical error which appeared in a prospectus filed with the Securities and Exchange Commission on April 23, 2010
EVANS BANCORP, INC.
Prospectus Supplement No. 1, dated June 3, 2010
to Prospectus dated April 23, 2010
106,283 SHARES OF COMMON STOCK
PAR VALUE $.50 PER SHARE
DIVIDEND REINVESTMENT PLAN
This prospectus supplement supplements the prospectus of Evans Bancorp, Inc. dated April 23, 2010 (the “Prospectus”), and should be read in conjunction with the Prospectus. This prospectus supplement is being filed solely to correct a typographical error which appeared on the cover page of the Prospectus regarding the number of shares sold under the Plan prior to the date of the Prospectus and the number of shares remaining to be issued under the Plan. A copy of the Prospectus will be provided by Evans Bancorp upon request.
The second paragraph on the cover page of the Prospectus is removed and replaced in its entirety with the following:
We have authorized the issuance of an aggregate of 272,352 shares (subject to adjustment, and adjusted to date, to reflect changes in capitalization) under the Plan since its inception. Of these shares, 166,069 have been sold prior to the date of this Prospectus. This Prospectus relates to the remaining 106,283 shares.
Except as set forth above, the Prospectus remains unchanged.
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The date of this Prospectus Supplement is June 3, 2010.